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                                                                   EXHIBIT 10(D)
                               H.B. FULLER COMPANY

                        RESTRICTED STOCK AWARD AGREEMENT
                (UNDER THE 1998 DIRECTORS' STOCK INCENTIVE PLAN)

     THIS AGREEMENT, dated as of April 23, 1998, is entered into between H.B. Fuller Company, a Minnesota corporation (the "Company"), and Lee R. Mitau, a non-employee director of the Company ("Participant").

     WHEREAS, the Company, pursuant to the H.B. Fuller Company 1998 Directors' Stock Incentive Plan (the "Plan"), wishes to award to Participant shares of common stock, par value $1.00 per share, of the Company ("Common Stock"), subject to certain restrictions and on the terms and conditions contained in this Agreement and the Plan;

     NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto hereby agree as follows:

     1. Award of Restricted Stock.

     The Company, effective as of the date of this Agreement, hereby grants to Participant, in lieu of any retirement benefit that Participant otherwise would have been eligible to receive under the Retirement Plan for Directors of H.B. Fuller Company, a restricted stock award of 3,417 shares of Common Stock (the "Shares"), subject to the terms and conditions set forth in this Agreement.

     2. Rights of Participant with Respect to the Shares.

     (a) Shareholder Rights. With respect to the Shares, Participant shall be entitled at all times on and after the date of issuance of the Shares to exercise all rights of a shareholder of Common Stock of the Company, including the right to vote the Shares and the right to receive dividends thereon as provided in Section2(b) hereof, unless and until the Shares are forfeited pursuant to Section 3 hereof. The rights of Participant with respect to the Shares shall remain forfeitable at all times prior to the date on which such rights become vested, and the restrictions with respect to the Shares lapse, in accordance with Section 3 hereof.

     (b) Reinvestment of Dividends. As a condition to receiving the Shares under the Plan, Participant hereby elects to defer the receipt of dividends paid on the Shares. Participant agrees that all cash dividends otherwise payable on and with respect to the Shares shall be reinvested in additional shares of restricted Common Stock at the Fair Market Value of such shares ("Additional Shares"). A report showing the number of Additional Shares so purchased with reinvested dividends shall be sent to Participant

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within 30 days following the applicable dividend payment date. The Additional
Shares so purchased shall be subject to the same terms and conditions as the Shares granted pursuant to this Agreement and the Additional Shares shall be forfeited in the event that the Shares with respect to which the reinvested dividends were paid are forfeited.

     (c) Stock Certificates. The Company shall cause to be issued one or more stock certificates evidencing the Shares and any Additional Shares. The certificates evidencing the Shares and any Additional Shares shall be issued and held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. No such certificates shall be issued to Participant prior to the date on which the Shares vest, and the restrictions with respect to the Shares lapse, in accordance with Section 3 hereof. Neither this Section2(c) nor any action taken pursuant to or in accordance with this Section 2(c) shall be construed to create a trust of any kind. After any Shares vest pursuant to Section 3 hereof, the Company shall promptly cause to be issued a certificate or certificates, registered in Participant's name or in the name of Participant's legal representatives, beneficiaries or heirs, as the case may be, evidencing such vested whole Shares and any Additional Shares and shall cause such certificate or certificates to be delivered to Participant or Participant's legal representatives, beneficiaries or heirs, as the case may be. The value of any fractional Share shall be paid in cash at the time certificates evidencing the Shares and any Additional Shares are delivered to Participant.

     3. Vesting; Forfeiture.

     (a) Vesting. Subject to the terms and conditions of this Agreement, the Shares shall vest in full in Participant, and the restrictions with respect to the Shares shall lapse, on October 16, 2011 if Participant continuously serves as a director of the Company until such date.

     (b) Early Vesting. Notwithstanding the vesting provision contained in
Section 3(a) above, but subject to the other terms and conditions set forth herein, upon the occurrence of a "Change in Control" (as defined below) or in the event of Participant's death or permanent disability prior to the vesting of the Shares pursuant to Section 3(a) hereof, Participant or Participant's legal representatives, beneficiaries or heirs, as the case may be, shall become immediately vested in all of the Shares, and the restrictions with respect to the Shares shall lapse, as of the date of such Change in Control, death or permanent disability, as the case may be.

     (c) Change in Control. For the purposes of this Agreement, a "Change in Control" shall be deemed to have occurred upon any of the following events:

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          (i) a change in the control of the Company of a nature that would be required to be reported in accordance with Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement;

          (ii) a public announcement (which, for purposes hereof, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) that any individual, corporation, partnership, association, trust or other entity becomes the beneficial owner (as defined in Rule 13(d)(3) promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities;

          (iii) the individuals who, as of the date of this Agreement, are members of the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board (provided, however, that if the election or nomination for election by the Company's shareholders of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered to be a member of the Incumbent Board);

          (iv) the approval of the shareholders of the Company of (A) any consolidation, merger or statutory share exchange of the Company with any person in which the surviving entity would not have as its directors at least 60% of the Incumbent Board and as a result of which those persons who were shareholders of the Company immediately prior to such transaction would not hold, immediately after such transaction, at least 60% of the combined voting power of the Company's or the surviving entity's then outstanding voting securities; (B) any sale, lease, exchange or other transfer in one transaction or series of related transactions substantially all of the assets of the Company; or (C) the adoption of any plan or proposal for the complete or partial liquidation or dissolution of the Company; or

          (v) a determination by a majority of the members of the Incumbent Board, in their sole and absolute discretion, that there has been a Change in Control of the Company.

     (d) Forfeiture. If Participant ceases to serve as a director of the Company other than by reason of death or permanent disability prior to the vesting of the Shares pursuant to Section 3(a) or 3(b) hereof, Participant's rights to all of the Shares shall be immediately and irrevocably forfeited, including the right to vote the Shares and the right to receive dividends and any Additional Shares.

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     4. Restrictions on Transfer.

     Until the Shares vest pursuant to Section 3 hereof, neither the Shares, nor any right with respect to the Shares under this Agreement, may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant and any purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Participant and receive any property distributable with respect to the Shares upon the death of Participant. Each right under this Agreement shall be exercisable during Participant's lifetime only by Participant or, if permissible under applicable law, by Participant's legal representative.

     5. Income Tax Matters.

     Participant understands and agrees that the Company has not advised Participant regarding Participant's income tax liability in connection with the grant of the Shares pursuant to this Agreement. Participant further understands and agrees that he is responsible for consulting his own tax counsel on questions regarding his tax liability in connection with the grant of the Shares and upon the vesting of the Shares and any subsequent disposition of the Shares, and that he is solely responsible for such tax liability.

     6. Securities Matters.

     No Shares shall be issued hereunder prior to such time as counsel to the Company shall have determined that the issuance of the Shares will not violate any federal or state securities or other laws, rules or regulations. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

     7. Adjustments.

     In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee shall, in such manner as it

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may deem equitable, in its sole discretion, adjust any or all of the number and type of the Shares.

     8. General Provisions.

     (a) Interpretations. This Agreement is subject in all respects to the terms of the Plan. Terms used herein which are defined in the Plan shall have the respective meanings ascribed to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee, and such determination shall be final and conclusive upon all parties in interest.

     (b) Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

     (c) Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the validity, construction and effect of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                                       H.B. FULLER COMPANY



                                       By /s/ Norbert R. Berg
                                          --------------------------------
                                          Norbert R. Berg
                                          Chair, Compensation Committee



                                          /s/ Lee R. Mitau
                                          --------------------------------
                                          Lee R. Mitau

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